REPORT OF INDEPENDENT ACCOUNTANTS
                        ---------------------------------


November 30, 2001


To the Board of Directors and Stockholders
ALLNEWSCO, Inc.

In our opinion, the accompanying balance sheets and the related statements of operations and accumulated deficit and of cash flows present fairly, in all material respects, the financial position of ALLNEWSCO, Inc. (a majority-owned subsidiary of Perpetual Corporation) at September 30, 2000 and 2001, and the results of its operations and its cash flows for each of the three years in the period ended September 30, 2001, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As discussed in Notes 1 and 4 to the financial statements, the Company is dependent upon the continuing financial support of related parties.


/s/ PricewaterhouseCoopers LLP

Washington, D.C.

                                              ALLNEWSCO, INC.
                                               BALANCE SHEETS
                              (Dollars in thousands, except share information)



                                                                                September 30,
                                                                                -------------       June 30,
                                                                              2000        2001        2002
                                                                              ----        ----        ----
         ASSETS                                                                                   (unaudited)

Current assets
   Cash and cash equivalents ..........................................   $    168    $    189    $     75
   Accounts receivable, less allowance for doubtful accounts
     of  $140, $140 and $190 at September 30, 2000,
     September 30, 2001 and June 30, 2002, respectively ...............      2,531       2,072       2,072
   Prepaid expenses and other .........................................         77         152         156
                                                                           -------     -------     -------

                  Total current assets ................................      2,776       2,413       2,303

Property and equipment, net ...........................................      1,164         682         448
Deferred license fees .................................................        194          --          --
Deferred financing costs and other ....................................        621         560         511
                                                                           -------     -------     -------

                  Total assets ........................................   $  4,755    $  3,655    $  3,262
                                                                           =======     =======     =======

         LIABILITIES AND STOCKHOLDERS' INVESTMENT

Current liabilities
   Notes payable - related parties ....................................   $ 73,306    $ 29,508    $ 31,469
   Accounts payable ...................................................        336         413         313
   Accrued interest payable - related parties .........................     17,941         495       1,481
   Accrued employee benefit expenses ..................................        467         463         544
   Other accrued expenses .............................................        214         269         160
                                                                           -------     -------     -------

                  Total current liabilities ...........................     92,264      31,148      33,967

Deferred rent and other ...............................................         64          --           7
                                                                           -------     -------     -------

                  Total liabilities ...................................     92,328      31,148      33,974
                                                                           -------     -------     -------

Commitments (Note 8)

Stockholders' investment
   Common stock, $1.00 par value,  1,000 shares authorized,
     1,000 shares issued and outstanding at September 30, 2000;
     200,000 shares authorized, 68,000 shares issued and
     outstanding at September 30, 2001 and June 30, 2002 ..............          1          68          68
   Additional paid-in-capital .........................................      1,000      67,933      67,933
   Accumulated deficit ................................................    (88,574)    (95,494)    (98,713)
                                                                           -------     -------     -------

                  Total stockholders' investment ......................    (87,573)    (27,493)    (30,712)
                                                                           -------     -------     -------

                  Total liabilities and stockholders' investment ......   $  4,755    $  3,655    $  3,262
                                                                           =======     =======     =======


                              See accompanying notes to financial statements.

                                               ALLNEWSCO, INC.
                              STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT
                                           (Dollars in thousands)

                                                                                        Nine Months Ended
                                                       Years Ended September 30,             June 30,
                                                       -------------------------        -----------------
                                                     1999        2000        2001        2001        2002
                                                     ----        ----        ----        ----        ----
                                                                                            (unaudited)

Operating revenues, net ....................      $ 10,278    $ 11,188    $ 11,923    $  9,149    $  8,111
                                                   -------     -------     -------     -------     -------

Television operating expenses, excluding
   depreciation and amortization ...........        10,752      11,110      11,732       8,661       8,754
Depreciation and amortization ..............         1,081         964         774         576         272
                                                   -------     -------     -------     -------     -------

                                                    11,833      12,074      12,506       9,237       9,026
                                                   -------     -------     -------     -------     -------

Operating loss .............................        (1,555)       (886)       (583)        (88)       (915)

Nonoperating expense
   Interest expense - related parties ......        (5,877)     (6,150)     (6,328)     (4,727)     (2,298)
   Other ...................................           (21)        (18)         (9)         (7)         (6)
                                                   -------     -------     -------     -------     -------

Net loss ...................................        (7,453)     (7,054)     (6,920)     (4,822)     (3,219)

Accumulated deficit, beginning of year .....       (74,067)    (81,520)    (88,574)    (88,574)    (95,494)
                                                   -------     -------     -------     -------     -------

Accumulated deficit, end of year ...........      $(81,520)   $(88,574)   $(95,494)   $(93,396)   $(98,713)
                                                   =======     =======     =======     =======     =======



                               See accompanying notes to financial statements.

                                                   ALLNEWSCO, INC.
                                               STATEMENTS OF CASH FLOWS
                                                (Dollars in thousands)

                                                                                                  Nine Months Ended
                                                                 Years Ended September 30,             June 30,
                                                                 -------------------------        -----------------
                                                               1999        2000        2001        2001        2002
                                                               ----        ----        ----        ----        ----
                                                                                                      (unaudited)
Cash flows from operating activities:
   Net loss ............................................    $ (7,453)   $ (7,054)   $ (6,920)   $ (4,822)   $ (3,219)
                                                             -------     -------     -------     -------     -------
   Adjustments to reconcile net loss to net cash
    used in operating activities:
      Depreciation and amortization ....................       1,081         964         774         576         272
      Other noncash charges ............................          50          56          61          45          49
     Provision for doubtful accounts ...................         158          64         126          72          72
     Loss on disposal of assets ........................          12           9          --          --          --
      Changes in assets and liabilities:
        (Increase) decrease in assets:
      Accounts receivable ..............................        (463)       (696)        333         109         (72)
         Prepaid expenses and other current assets .....         (23)         72         (75)        (76)         (4)
         Other noncurrent assets .......................          --           4          --          --          --
        Increase (decrease) in liabilities:
         Accounts payable ..............................          75        (136)         77         (69)       (100)
         Accrued interest payable - related parties ....       3,624       3,791       3,263       2,983         986
         Accrued employee benefit expenses .............        (166)         15          (4)          3          81
         Other accrued expenses ........................          92          38          55          80        (109)
         Deferred rent and other liabilities ...........         (72)        (80)        (64)        (38)          7
                                                             -------     -------     -------     -------     -------
              Total adjustments ........................       4,368       4,101       4,546       3,685       1,182
                                                             -------     -------     -------     -------     -------
              Net cash used in operating activities ....      (3,085)     (2,953)     (2,374)     (1,137)     (2,037)
                                                             -------     -------     -------     -------     -------

Cash flows from investing activities:
   Capital expenditures ................................        (764)       (119)        (99)        (79)        (38)
   Proceeds from disposal of assets ....................           5           7           1           1          --
                                                             -------     -------     -------     -------     -------
              Net cash used in investing activities ....        (759)       (112)        (98)        (78)        (38)
                                                             -------     -------     -------     -------     -------

Cash flows from financing activities:
   Proceeds from issuance of notes payable -
      related parties ..................................       3,556       3,083       2,493       1,261       1,961
                                                             -------     -------     -------     -------     -------
         Net cash provided by financing activities .....       3,556       3,083       2,493       1,261       1,961
                                                             -------     -------     -------     -------     -------

Net  (decrease) increase in cash and cash equivalents...        (288)         18          21          46        (114)
Cash and cash equivalents, beginning of year ...........         438         150         168         168         189
                                                             -------     -------     -------     -------     -------
Cash and cash equivalents, end of year .................    $    150    $    168    $    189    $    214    $     75
                                                             =======     =======     =======     =======     =======

Supplemental disclosure of cash flow information:
   Cash paid for interest to related parties ...........    $  2,212    $  2,312    $  3,012    $  1,706    $  1,356
                                                             =======     =======     =======     =======     =======

Non-cash financing activities:
   Reclassification of notes payable to
      common stock .....................................    $     --    $     --    $ 46,291    $     --    $     --
                                                             =======     =======     =======     =======     =======
   Reclassification of accrued interest payable
      to common stock ..................................    $     --    $     --    $ 20,709    $     --    $     --
                                                             =======     =======     =======     =======     =======



                                 See accompanying notes to financial statements.

                                 ALLNEWSCO, INC.
                          NOTES TO FINANCIAL STATEMENTS
                (Dollars in thousands, except share information)

NOTE 1 - ORGANIZATION AND RESULTS OF OPERATIONS

ALLNEWSCO, Inc. (the Company) was incorporated in 1989 and was originally 80%-owned by Perpetual Corporation (Perpetual) and 20%-owned by the Robert Lewis Allbritton 1984 Trust. Perpetual is controlled by Mr. Joe L. Allbritton. The Company was organized to provide 24-hour per day basic cable television programming, which consists primarily of news and information programming with the primary focus on regional and local news for the Washington, D.C. metropolitan area.

Effective September 28, 2001, the Company authorized the issuance of 67,000 shares of common stock to Perpetual in exchange for the reclassification of $46,291 and $20,709 from notes payable and accrued interest payable, respectively, to equity in the common stock of the Company. This transaction resulted in the dilution of ownership by the Robert Lewis Allbritton 1984 Trust to less than 1% (see Note 4).

As reflected in the accompanying financial statements and as further described in Note 4, the Company received its initial financing of $20,000 by issuing a note payable to an affiliate. Since commencement of operations, the Company has incurred substantial losses from operations and at September 30, 2001, had an accumulated deficit of $95,494. In order to fund the Company's operations and debt service requirements, Perpetual has advanced cash to the Company in the form of capital contributions and unsecured demand notes. Management of the Company forecasts a continued need for such financial support in order to meet its debt service requirements, and Perpetual has agreed to provide the financing to meet the Company's cash requirements for the next fiscal year. The Company is dependent upon this continuing financial support.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Use of estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

Revenue recognition - Advertising revenues, net of agency and national representative commissions and music license fees, are recorded as the underlying advertisements are broadcast. Cable subscriber revenues are recognized in the period during which programming is provided, pursuant to affiliation agreements with cable television systems.

Cash and cash equivalents - The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

Property and equipment - Property and equipment are recorded at cost and depreciated over the estimated useful lives of the assets. Maintenance and repair expenditures are charged to expense as incurred and expenditures for modifications and improvements which increase the expected useful lives of the assets are capitalized. Depreciation expense is computed using accelerated methods for furniture, machinery and equipment. Leasehold improvements are amortized using the straight-line method over the lesser of the term of the related lease or the estimated useful lives of the assets. The useful lives of property and equipment for purposes of computing depreciation and amortization are:

              Furniture, machinery and equipment       5-7 years
              Leasehold improvements                    10 years

Deferred license fees - Launch incentive and designated channel fees paid to cable television systems are recognized as expense on a straight-line basis over the period of the related affiliation agreement.

Deferred rent - Rent concessions and scheduled rent increases in connection with an office space lease are recognized as adjustments to rental expense on a straight-line basis over the associated lease term.

Income taxes - The operations of the Company are included in consolidated federal and state income tax returns filed by Perpetual. In accordance with the terms of a tax sharing agreement between the Company and Perpetual, the Company's tax liability is payable to Perpetual and is computed based upon statutory income tax rates applied to the Company's taxable income. Taxes payable to Perpetual are not reduced by losses generated in prior years by the Company. In addition, the amount payable by the Company to Perpetual under the tax sharing agreement is not reduced if losses of other members of the Perpetual group are utilized to offset taxable income of the Company for purposes of the Perpetual consolidated federal and state income tax returns. Due to losses incurred to date, the Company has made no payments to Perpetual for federal or state income taxes pursuant to the tax sharing agreement.

The Company's provision for income taxes is prepared in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" as if the Company was a separate taxpayer. The Company records deferred tax assets, to the extent it is more likely than not that such assets will be realized in future periods, and deferred tax liabilities for the tax effects of the differences between the bases of its assets and liabilities for tax and financial reporting purposes. To the extent a deferred tax asset would be recorded due to the incurrence of net losses for federal or state income tax purposes, any such benefit recognized would be considered immediately distributed to Perpetual.

Concentration of credit risk - Financial instruments that potentially subject the Company to concentration of credit risk consist principally of accounts receivable from advertisers and cable television systems. At September 30, 2001, approximately 55% of the Company's accounts receivable represent advertising receivables, which consist of a large number of small businesses in the Washington, D.C. metropolitan area and large national advertisers, while the remaining 45% of the accounts receivable consist of amounts due from major cable television systems pursuant to affiliation agreements. As is customary in the cable programming industry, the Company does not require collateral for its credit sales or subscriber fees which are typically due within 30 days.

Fair value of financial instruments - The carrying amount of the Company's cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate fair value due to the short maturity of those instruments. The fair value of notes payable to related parties at September 30, 2001 is not estimable due to the related party nature of the underlying transactions (see Note 4).

New accounting standards - SFAS No. 141, "Business Combinations," was issued in July 2001 and is effective for all business combinations with acquisition dates after June 30, 2001. The pronouncement eliminates the pooling-of-interest method of accounting for business combinations and addresses the accounting for intangible assets acquired as part of a business combination. Adoption of SFAS No. 141 has had no impact on the Company's financial position or results of operations as the Company has not entered into any business combinations since June 30, 2001.

SFAS No. 142, "Goodwill and Other Intangible Assets," was issued in June 2001. SFAS No. 142 addresses the financial accounting and reporting for acquired goodwill and other intangible assets. Under the new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests. Other intangible assets will continue to be amortized over their useful lives. SFAS No. 142 becomes effective for the Company's fiscal year ending September 30, 2003. Adoption of SFAS No. 142 is not anticipated to have an impact on the Company's financial position or results of operations as the Company presently has no goodwill or other intangible assets.

SFAS No. 143, "Accounting for Asset Retirement Obligations," was issued in June 2001 to address diversity in practice for recognizing obligations associated with the retirement of tangible long-lived assets. SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," was issued in August 2001 to establish a single accounting model for long-lived assets to be disposed of by sale and to address issues surrounding the impairment of long-lived assets. These standards are effective for the Company's fiscal year ending September 30, 2003 and will not have a material impact on the Company's financial position or results of operations.

Unaudited interim financial information - In management's opinion, the accompanying unaudited balance sheet at June 30, 2002 and the related statements of operations and accumulated deficit and of cash flows for the nine months ended June 30, 2001 and 2002 reflect all adjustments, which were of a normal recurring nature, and disclosures necessary for a fair presentation of the consolidated financial statements for the interim periods presented. The results of operations for each of the nine-month periods ended June 30, 2002 are not necessarily indicative of the results that can be expected for the entire fiscal year ending September 30, 2002.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

                                                               September 30,
                                                               -------------
                                                            2000          2001
                                                            ----          ----
Furniture, machinery and equipment .................     $  9,520      $  9,578
Leasehold improvements .............................        1,304         1,304
                                                          -------       -------
                                                           10,824        10,882
Less: accumulated depreciation and amortization ....       (9,660)      (10,200)
                                                          -------       -------
                                                         $  1,164      $    682
                                                          =======       =======

Depreciation and amortization expense relating to property and equipment was $887, $770 and $580 for the years ended September 30, 1999, 2000 and 2001, respectively.

NOTE 4 - RELATED PARTY TRANSACTIONS

Allbritton Communications Company

On April 5, 1991, Allbritton Communications Company (ACC), an indirectly wholly-owned subsidiary of Perpetual, loaned $20,000 to the Company under the terms of a secured promissory note bearing interest at an annual rate of 11.06%, payable semi-annually. The note had stated repayment terms consisting of annual principal installments of $2,225 commencing January 1997 through January 2004 with a final payment of $2,200 in January 2005. During the years ended September 30, 1997 and 1998, ACC agreed to defer the first two annual principal installments pending renegotiation of the repayment terms. Effective July 1, 1998, the note was amended to extend the maturity date to January 2008 and to defer all principal installments until maturity, with the principal balance also due upon demand. In exchange for the amendment, the Company paid to ACC the amount of $650. This amount is included in deferred financing costs and other noncurrent assets in the accompanying balance sheets and is being amortized as an adjustment of interest expense - related parties over the remaining term of the amended note using the interest method.

Perpetual and others

At September 30, 2000 and 2001, notes payable to related parties include $53,306 and $9,508 in borrowings from Perpetual under a series of unsecured demand notes, which bear interest at a rate of 7.5%. Subsequent to September 30, 2001 and through November 30, 2001, Perpetual advanced an additional $54, net of repayments, in the form of unsecured demand notes also bearing interest at a rate of 7.5%.

Effective September 28, 2001, the Company authorized the issuance of 67,000 shares of common stock to Perpetual in exchange for the reclassification of $46,291 and $20,709 from notes payable and accrued interest payable, respectively, to equity in the common stock of the Company.

Certain web site design, hosting and maintenance services are provided to the Company by Irides, LLC (Irides), an affiliate of the Company which is controlled by Perpetual. The Company paid fees approximating $66 and $99 for such services during the years ended September 30, 2000 and 2001, respectively. These services were not provided during the year ended September 30, 1999; accordingly, no fees were paid.

The Company maintains banking and advertising relationships with Riggs Bank N.A. (Riggs). Riggs is a wholly-owned subsidiary of Riggs National Corporation, of which Mr. Joe L. Allbritton is the Senior Chairman of the Board of Directors and a significant stockholder. During the years ended September 30, 1999, 2000 and 2001 the Company generated $250, $151 and $191 in advertising revenue from Riggs, respectively.

No significant administrative or management services have been provided by Perpetual to the Company and accordingly, the accompanying financial statements reflect no charges for any such services.

NOTE 5 - AFFILIATION AGREEMENTS

The Company has entered into multi-year affiliation agreements with cable television systems in the Washington, D.C. metropolitan area which expire in 2011. Under the terms of the agreements, the Company provides a limited license to distribute the news and information services and the cable television systems agree to cablecast the news and information services provided by the Company during the term of the agreement. The cable television systems are required to pay specified subscriber fees to the Company and have the option to terminate the agreement under certain circumstances.

Under the previous affiliation agreements which expired October 6, 2001, the Company agreed to pay launch incentive and designated channel fees to certain cable television systems upon execution of the original licensing agreements in 1991. Amortization of these deferred license fees was $194 for each of the three years in the period ended September 30, 2001.

NOTE 6 - INCOME TAXES

Due to losses incurred during the years ended September 30, 1999, 2000 and 2001, no provision or benefit for income taxes was recorded.

The components of deferred income tax assets are as follows:

                                                              September 30,
                                                              -------------
                                                          2000            2001
                                                          ----            ----
Current deferred income tax assets:

    Accrued vacation ...........................       $     72        $     79
    Other, net .................................             53              53
                                                        -------         -------
                                                            125             132
                                                        -------         -------
Noncurrent deferred income tax assets:

    Net operating loss carryforwards ...........         33,491          36,085
    Deferred rent ..............................             24              --
    Leasehold improvement amortization .........            311             344
                                                        -------         -------
                                                         33,826          36,429
                                                        -------         -------

    Total deferred income tax assets ...........         33,951          36,561

    Less: valuation allowance ..................        (33,951)        (36,561)
                                                        -------         -------

Net deferred income tax assets .................       $     --        $     --
                                                        =======         =======



The Company has provided a full valuation allowance for deferred tax assets since realization of future benefits is not sufficiently assured based upon the results of operations to date. The net change in the valuation allowance for deferred tax assets of $2,906, $2,658, and $2,610 during the years ended September 30, 1999, 2000 and 2001, respectively, principally resulted from the incurrence of net operating losses. The Company's effective tax rate differs from the statutory tax rate due to the effect of such net operating losses.

The Company has net operating loss carryforwards available for federal and state income tax purposes, which approximate $95,100 at September 30, 2001. Such carryforwards have been generated since commencement of operations and are potentially available to reduce federal and state income tax expense computed as if the Company were a separate taxpayer, but will not reduce federal and state income taxes ultimately payable to Perpetual under the tax sharing agreement. The loss carryfowards expire in years 2006 through 2016.

NOTE 7 - RETIREMENT PLAN

The Company participates in a defined contribution savings plan, which is maintained for eligible employees of the Company and other affiliated companies. Under the plan, employees may contribute a portion of their compensation, subject to Internal Revenue Service limitations, and the Company will contribute an amount equal to 50% of the contribution of the employee not to exceed 6% of the compensation of the employee. The amounts contributed to the plan by the Company on behalf of its employees totaled approximately $121, $136, and $90 for the years ended September 30, 1999, 2000 and 2001, respectively.

NOTE 8 - COMMITMENTS

The Company has entered into a noncancellable operating lease agreement for office space. The lease, which commenced on October 1, 1991, was renewed for a two-year term effective October 1, 2001 with a two-year renewal option and base rent increases over the lease term. The lease payments have been guaranteed by Perpetual. Future minimum lease payments under the lease consist of $412 and $424 payable during the years ending September 30, 2002 and 2003, respectively. Rental expense approximated $336, $340 and $334 for the years ended September 30, 1999, 2000 and 2001, respectively.

The Company has entered into various employment contracts. Future guaranteed payments under such contracts as of September 30, 2001 are approximately as follows:

                Year ending September 30,

                       2002 .................    $ 510
                       2003 .................      118
                                                  ----
                                                 $ 628
                                                  ====